Marathon Oil Provides Post Harvey Operational Update
Expects Third Quarter Production Toward High End of Guidance

HOUSTON, Oct. 3, 2017 - Marathon Oil Corporation (NYSE:MRO) today announced that the Company expects third quarter 2017 U.S. E&P production available for sale to average toward the high end of its guidance of 230,000 to 240,000 net barrels of oil equivalent per day (boed), despite the temporary impacts experienced from Hurricane Harvey.

In late August, the Company suspended operations and shut-in production across its entire Eagle Ford position in south Texas just before the hurricane made landfall. Subsequent inspections indicated that Marathon Oil’s producing assets and facilities sustained very minimal damage. Drilling and completions activity resumed several days later, followed by a progressive resumption of operations until pre-storm production rates were achieved. With the efficient ramp-up of production and strong early rates from new wells brought to sales, the Company expects third quarter Eagle Ford production to average approximately 100,000 net boed, in-line with second quarter levels.

"I’m extremely proud of our Eagle Ford team and how they safely and efficiently managed through Hurricane Harvey," said Marathon Oil president and CEO Lee Tillman. "All credit to their responsiveness, collaboration and teamwork in managing the production from approximately 1,500 producing wells that we operate in south Texas. Our thoughts continue to be with everyone affected by this season’s hurricane activity in the U.S. and Caribbean, and we continue to support various relief efforts through volunteer efforts and philanthropy.

“With consistent execution and continued stronger than expected well performance across our entire Company, including the Eagle Ford, we expect to deliver third quarter production toward the high end of our guidance ranges for both U.S. and International segments.”

Marathon Oil still expects its 2017 capital program to be in a range of $2.1 to $2.2 billion, with full-year 2017 production available for sale forecast from the combined U.S. and International E&P segments, excluding Libya, in a range of 345,000 to 360,000 net boed. U.S. resource plays are expected to exit the year with both oil and BOE production 23 to 27 percent higher than fourth quarter 2016.

The Company plans to issue its complete third quarter 2017 earnings news release on Wednesday, Nov. 1, after the close of U.S. financial markets. Prepared remarks along with accompanying slides will be available on the Company's website after the earnings news release is issued. The Company will conduct a conference call, which will be webcast live, on Thursday, Nov. 2, at 9 a.m. ET. Zach Dailey, vice president of Investor Relations, will host the call. Also participating from Marathon Oil will be Lee Tillman, president and CEO; Dane Whitehead, executive vice president and CFO; and Mitch Little, executive vice president, Operations. The call will include forward-looking information.
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Forward-looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including without limitation statements regarding the Company's future performance, business strategy, asset quality, drilling plans, production estimates and guidance, capital plans, and other plans and objectives for future operations, are forward-looking statements. Words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "guidance," "intend," "may," "plan," "project," "seek," "should," "target," "will," "would," or similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While the Company believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially from those projected, including, but not limited to: conditions in the oil and gas industry, including supply/demand levels and the resulting impact on price; changes in expected reserve or production levels; changes in political or economic conditions in the jurisdictions in which the Company operates; risks related to the Company's hedging activities; capital available for exploration and development; the inability for any party to satisfy closing conditions with respect to the disposition; drilling and operating risks; well production timing; availability of drilling rigs, materials and labor, including associated costs; difficulty in obtaining necessary approvals and permits; non-performance by third parties of contractual obligations; unforeseen hazards such as weather conditions, acts of war or terrorist acts and the government or military response thereto; cyber-attacks; changes in safety, health, environmental, tax and other regulations; other geological, operating and economic considerations; and the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s 2016 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases, available at www.marathonoil.com. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.

Media Relations Contact:
Lee Warren: 713-296-4103

Investor Relations Contact:
Zach Dailey: 713-296-4140

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